Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-169950 on Form S-8 and Registration Statement No. 333-183117 on Form S-3 of our reports dated February 27, 2015, relating to the consolidated financial statements and financial statement schedules of Tower International, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Tower International, Inc. for the year ended December 31, 2014.

February 27, 2015